SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2005

AEOLUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

23811 Inverness Place

Laguna Niguel, California 92677

(Address of Principal Executive Offices, Including Zip Code)

949-481-9825

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2005, the Board of Directors of Aeolus Pharmaceuticals, Inc. (“Aeolus” or the “Company”) approved a number of changes to the Company’s Bylaws (the “Prior Bylaws”) and adopted Amended and Restated Bylaws of the Company (the “Restated Bylaws”), effective October 25, 2005, to effect those changes. The changes to the Prior Bylaws, which do not require stockholder approval, generally have the effect of modernizing and clarifying the Bylaws, in some cases by setting forth specific procedures for actions by stockholders and directors, removing redundancies and inapplicable provisions, conforming certain provisions of the Prior Bylaws to the current provisions set forth in the Delaware General Corporation Law and eliminating certain provisions already provided for by operation of Delaware law.

The following changes were made to the Prior Bylaws:

•	The requirement that the Company hold its annual stockholders meeting within the first month following the close of the fiscal year was eliminated. The Company shall now hold its annual stockholders meeting at such time and date as shall be designated by the Board of Directors or certain officers of the Company, in accordance with Delaware law.

•	The requirement for the percentage of stockholders required to call a special stockholder meeting was increased from 20% to 50%.

•	To provide that if no record date is declared for a stockholder vote to be taken at a meeting of stockholders, then the record date shall be the date next preceding the date notice of the meeting is given or waived.

•	To require that any stockholder examination of list of stockholders must be performed at the Company’s principal place of business.

•	To provide that any list of stockholders compiled in advance of a stockholder meeting shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

•	To provide that only the chairman of the stockholder meeting may request that the meeting inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.

•	To provide that if an action is taken by stockholders without a meeting and through less than unanimous written consent, those stockholders not consenting must receive prompt notice of such action.

•	To provide that the board may fix the number of board members within the limits set forth in the Restated Bylaws.

•	To eliminate the clause requiring that an annual meeting of the Board of Directors be held following the annual meeting of stockholders.

•	To provide that officers of the Company shall be appointed by the Board, subject to the rights, if any, of an officer under any contract of employment.

•	To provide that the Board of Directors may determine by resolution or resolutions that some or all of any or all classes or series of the Company’s stock may be uncertificated shares.

•	To eliminate the requirement for the payment of taxes on the transfer of shares.

•	To eliminate the provision allowing the Board to refuse to issue a new stock certificate upon notice of a lost, destroyed or mutilated stock certificate.

•	To provide that the Board may, but is not required to, adopt and/or modify a Corporate Seal at its discretion.

•	To eliminate the clause providing that no contract, act or transaction involving an interested director shall be affected or invalidated as a result of such relationship.

2

•	To eliminate the clause providing that certain actions that form the basis of a stockholders’ derivative suit may be ratified by the Board or by the stockholders, resulting in a bar to such suit.

The description of the amendments to the Prior Bylaws set forth herein is qualified in its entirety by reference to the Restated Bylaws attached as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 3.1	Amended and Restated Bylaws

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date: October 27, 2005

/s/ Michael P. McManus
Michael P. McManus
Chief Accounting Officer, Treasurer and Secretary

4